UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): May 4, 2026

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Reed B. Rayman, Nicole Bonsignore and Benjamin Honig from Board of Directors

On May 5, 2026, Reed B. Rayman and Nicole Bonsignore, who currently serve as Class III directors on the Board of Directors (the “Board”) of ADT Inc. (the “Company”) with terms expiring at the Company’s 2026 Annual Meeting of Stockholders, and Benjamin Honig, who currently serves as a Class I director on the Board with a term expiring at the Company’s 2027 Annual Meeting of Stockholders, each resigned from his or her position as a member of the Board.

Each of Mr. Rayman, Ms. Bonsignore and Mr. Honig was a designee of Apollo Global Management, Inc. or of one or more of its subsidiaries and affiliates (collectively, “Apollo”). The resignations of Mr. Rayman, Ms. Bonsignore and Mr. Honig are in relation to the sale by Apollo of all of its remaining shares of Common Stock (as further described below), and are not a result of any disagreement with the Company or its Board, or any matter relating to the Company’s operations, policies or practices.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws

On May 8, 2026, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws, dated as of September 15, 2023 (as amended, the “Bylaws”), to remove references related to Apollo and the Amended and Restated Stockholders Agreement, dated December 14, 2018, between the Company, Prime Security Services TopCo Parent, L.P., and the Co-Investors. The Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 8.01 Other Information.
On May 4, 2026, the Company and certain entities managed by Apollo (such entities, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the offer and sale by the Selling Stockholders (the “Offering”) of 102,000,366 shares of the Company’s common stock, par value $0.01 (the “Common Stock”). The Offering and the Share Repurchase (as defined below) closed on May 5, 2026.

The Company purchased 29,142,961 shares of Common Stock from the Underwriters as part of the Offering (the “Share Repurchase”). The Share Repurchase was made under the $1.5 billion share repurchase plan announced by the Company on March 2, 2026 and as previously authorized by the Company’s board of directors. The Underwriters will not receive any underwriting fees for the shares repurchased by the Company.

All the shares in the Offering were sold by the Selling Stockholders. The Company did not receive any of the proceeds from the sale of shares by the Selling Stockholders in the Offering.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-277698) filed with the Securities and Exchange Commission on March 6, 2024 (the “Registration Statement”), a prospectus, dated March 6, 2024 included as part of the Registration Statement and a preliminary prospectus supplement, dated May 4, 2026 and filed with the Securities and Exchange Commission on May 4, 2026. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Selling Stockholders, conditions to closing, indemnification rights and obligations of the parties and termination rights. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
1.1
Underwriting Agreement, dated as of May 4, 2026, among ADT Inc., certain stockholders named therein and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives to the several Underwriters named therein.

3.1	Amended and Restated Bylaws of ADT Inc., adopted on May 8, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2026	ADT Inc.

		By:	/s/ Jeffrey Likosar
Jeffrey Likosar
President, Corporate Development and Transformation, and Chief Financial Officer